Exhibit 99.1

Investor Relations Contacts:	Media Contacts:
Antonella Franzen	Ira Gottlieb
+1-609-720-4665	+1-609-610-1999
afranzen@tyco.com	igottlieb@tycoint.com

Joe Longo	Brett Ludwig
+1-609-720-4545	+1-609-216-3255
jlongo@tyco.com	bludwig@tyco.com

FOR IMMEDIATE RELEASE:

TYCO REPORTS THIRD QUARTER 2013 EARNINGS

FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.50 PER SHARE

AND GAAP EARNINGS OF $0.28 PER SHARE

•                  Company reports third quarter revenue of $2.7 billion, with 1% revenue growth and 1% organic growth

•                  Segment operating margin before special items improves 40 basis points year-over-year on a normalized basis* to a record-high 14.0%

•                  Revenue and operating margins improve sequentially across all business segments

•                  Company announces acquisition of Exacq Technologies, closes acquisition of National Fire Solutions Group, and completes divestiture of the North America guarding business

•                  Company repurchases 3.1 million shares for $100 million

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q3 2013	Q3 2012	% Change
Revenue	$2,678	$2,655	1%
Segment Operating Income	$306	$310	(1)%
Operating Income	$189	$118	60%
Income from Continuing Operations	$132	$65	103%
Diluted EPS from Continuing Operations	$0.28	$0.14	100%
Special Items	$(0.22)	$(0.33)
Segment Operating Income Before Special Items	$375	$369	2%
Income from Continuing Ops Before Special Items	$233	$223	4%
Diluted EPS from Continuing Ops Before Special Items	$0.50	$0.47	6%

NEUHAUSEN, Switzerland — July 26, 2013 — Tyco (NYSE: TYC) today reported $0.28 in GAAP diluted earnings per share (EPS) from continuing operations for the fiscal third quarter of 2013 and diluted EPS from continuing operations before special items of $0.50. Revenue in the quarter increased 1% versus the prior year to $2.7 billion. Organic revenue grew 1% in the quarter with 5% growth in products, 3% growth in service and a 4% decline in installation revenue.

*Normalized third quarter 2012 results reflect pro forma adjustments to corporate and interest expense to reflect the impact of the separation, and include dis-synergy costs associated with the separation of the Company’s North American security operations from ADT. See Non-GAAP reconciliations.

“Our results mark another strong quarter of operational performance, reflecting the continued strength of our recurring and service revenue base as well as sustained momentum in our Global Products business,” said Tyco Chief Executive Officer George Oliver. “We continue to execute our strategy of leading in technology to better serve our customers, increasing service revenue, and driving productivity, all of which contributed to our earnings growth this quarter.”

“Additionally, we announced the acquisition of Exacq Technologies, a developer of video management systems, to expand our security product offerings and strengthen our position in the market. We also continued to return capital to shareholders during the quarter, by repurchasing $100 million of shares.”

Organic revenue, free cash flow and adjusted free cash flow, operating income, segment operating income, and diluted and normalized EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as third quarter review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. Effective in the fiscal second quarter of 2013, the company began reporting certain legacy environmental matters as special items. Operating income before special items in prior periods has been adjusted to reflect this change. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal third quarter of 2012 unless otherwise indicated.

North America Systems Installation & Services

	Q3 2013	Q3 2012	% Change
Revenue	$966	$1,005	(4)%
Operating Income	$88	$94	(6)%
Operating Margin	9.1%	9.4%
Special Items	$(29)	$(29)
Operating Income Before Special Items	$117	$123	(5)%
Operating Margin Before Special Items	12.1%	12.2%

Revenue of $966 million included service growth of 2% and an installation decline of 8%, primarily due to continued project selectivity in the commercial security business. In total, organic revenue declined 3% year-over-year. Backlog of $2.5 billion increased 1% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $88 million and the operating margin was 9.1%. Special items of $29 million consisted primarily of separation and restructuring charges. Operating income before special items was $117 million, and operating margin before special items was 12.1%, which was relatively consistent with the prior year. Normalizing for the dis-synergy costs associated with the separation of our North America commercial security business from ADT, the operating margin improved 80 basis points year-over-year due to a higher mix of service revenue, improved execution in installation and productivity benefits.

Rest of World Systems Installation & Services

	Q3 2013	Q3 2012	% Change
Revenue	$1,112	$1,087	2%
Operating Income	$104	$118	(12)%
Operating Margin	9.4%	10.9%
Special Items	$(35)	$(15)
Operating Income Before Special Items	$139	$133	5%
Operating Margin Before Special Items	12.5%	12.2%

Revenue of $1.1 billion increased 2% in the quarter. Service revenue increased 4% and installation revenue declined 1% for total organic growth of 2%. Acquisitions contributed 2 percentage points to revenue growth, which was mostly offset by the negative impact of foreign currency. Record backlog of $2.6 billion increased 3% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $104 million and the operating margin was 9.4%. Special items of $35 million consisted primarily of restructuring charges. Operating income before special items was $139 million, and the operating margin improved 30 basis points to 12.5%. The year-over-year improvement in margin was driven by a higher mix of service revenue and productivity benefits.

Global Products

	Q3 2013	Q3 2012	% Change
Revenue	$600	$563	7%
Operating Income	$114	$98	16%
Operating Margin	19.0%	17.4%
Special Items	$(5)	$(15)
Operating Income Before Special Items	$119	$113	5%
Operating Margin Before Special Items	19.8%	20.1%

Revenue of $600 million increased 7% in the quarter, with organic revenue growth of 5%. Revenue increased across all three product platforms.

Operating income for the quarter was $114 million and the operating margin was 19.0%.  Special items in the quarter of $5 million consisted of restructuring charges. Operating income before special items was $119 million and the operating margin was 19.8%. The year-over-year decline in operating margin was attributable to a higher mix of high-hazard, high-performance products for the Mining and Oil & Gas end markets in the prior year.

OTHER ITEMS

•                  Cash from operating activities was $265 million and free cash flow was $167 million, which included a cash outflow of $106 million related to special items. Adjusted free cash flow for the quarter was $273 million. The Company completed the quarter with $455 million in cash and cash equivalents.

•                  Corporate expense before special items was $62 million for the quarter, and $117 million on a GAAP basis.

•                  The tax rate before special items was 18.4% for the quarter.

•                  Company repurchased 3.1 million shares for $100 million under the existing $750 million share repurchase authority, of which $500 million remains.

•                  During the quarter, the Company signed a definitive agreement to purchase Exacq Technologies, a developer of open architecture Video Management Systems (VMS) for security and surveillance applications. The business is expected to generate revenues in fiscal 2014 of approximately $75 million. The acquisition, which is expected to close within the next few days, is subject to customary closing conditions.

•                  In addition, the Company closed the previously-announced acquisition of National Fire Solutions Group (NFS), a leading national provider of fire protection services in Australia. This acquisition is expected to contribute approximately $65 million in revenue in fiscal 2014.

•                  During the quarter, the Company completed the sale of its North America guarding business, which generated revenue of $75 million in fiscal 2012.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 70,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit the new www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s third quarter results for 2013 during a conference call and webcast today beginning at 8:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•                  An audio replay of the conference call will be available at 10:00 a.m. (ET) on July 26, 2013 and ending at 11:59 p.m. (ET) on August 2, 2013.  The replay dial-in number for participants in the United States is (800) 570-8795. For participants outside the United States, the replay dial-in number is (402) 220-2264, passcode 1537.

•                  A webcast replay of the conference call will be available on the “Presentations & Webcasts” section of Tyco’s website: http://investors.tyco.com.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income and segment operating income, and normalized EPS, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the company’s businesses or are not completely under management’s control. There are limitations associated with organic revenue, such as the fact that, as presented herein, the metric may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using organic revenue in combination with GAAP numbers. Organic revenue may be used as a component in the company’s incentive compensation plans.

FCF is a useful measure of the company’s cash that permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation and is available to service debt and make investments. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  dealer generated accounts and bulk accounts purchased,

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term investments that are required for normal business activities. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added because this activity is driven by economic financing decisions rather than operating activity. In addition, from time to time the company may present adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using these cash flow metrics is that they adjust for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. Furthermore, these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using FCF in combination with the GAAP cash flow numbers.

The company has presented its income and EPS from continuing operations, operating income and segment operating income before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings and similar actions, impairments, certain changes to accounting methodologies, legacy legal, environmental and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency, and presents corporate expense excluding special items. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported GAAP metrics, and these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.” Segment Operating Income represents Tyco’s operating income excluding the Corporate and Other segment, and reflects the results of Tyco’s three operating segments. Segment Operating Income before special items reflects GAAP operating income adjusted for the special items noted in the paragraph above.

In order to provide more meaningful comparison of fiscal 2013 results to fiscal 2012 results, normalized EPS before special items is presented. Normalized EPS adjusts fiscal 2012 GAAP results by replacing the GAAP interest and corporate expenses reported for fiscal 2012 (on a pre-separation basis) with the interest and corporate expenses estimated to be incurred in fiscal 2013 (on a post-separation basis), and adding estimated dis-synergy costs related to the separation of the Company’s North American security business to fiscal 2012 results. Normalized EPS before special items further adjusts normalized EPS for the special items above.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words, such as “expect”, “intend”, “will”, “anticipate”, “believe”, “propose”, “potential”, “continue”, “opportunity”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, revenue, operating income and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, statements regarding Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco’s acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as environmental, litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2012 and in subsequent filings with the Securities and Exchange Commission.

###

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended		Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012
Revenue from product sales	$1,508	$1,512	$4,388	$4,288
Service revenue	1,170	1,143	3,498	3,387
Net revenue	2,678	2,655	7,886	7,675
Cost of product sales	1,023	1,024	3,024	2,926
Cost of services	672	661	2,012	1,972
Selling, general and administrative expenses	737	829	2,209	2,166
Separation costs	4	6	9	10
Restructuring and asset impairment charges, net	53	17	85	69
Operating income	189	118	547	532
Interest income	6	5	14	14
Interest expense	(26)	(59)	(75)	(176)
Other (expense) income, net	(1)	1	(30)	(1)
Income from continuing operations before income taxes	168	65	456	369
Income tax (expense) benefit	(30)	6	(73)	(54)
Equity loss in earnings of unconsolidated subsidiaries	(6)	(7)	(18)	(19)
Income from continuing operations	132	64	365	296
Income from discontinued operations, net of income taxes	3	181	5	594
Net income	135	245	370	890
Less: noncontrolling interest in subsidiaries net income	—	(1)	—	(1)
Net income attributable to Tyco common shareholders	$135	$246	$370	$891

Amounts attributable to Tyco common shareholders:
Income from continuing operations	$132	$65	$365	$297
Income from discontinued operations	3	181	5	594
Net income attributable to Tyco common shareholders	$135	$246	$370	$891

Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.29	$0.14	$0.79	$0.64
Income from discontinued operations	—	0.39	0.01	1.29
Net income attributable to Tyco common shareholders	$0.29	$0.53	$0.80	$1.93
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.28	$0.14	$0.77	$0.63
Income from discontinued operations	—	0.38	0.01	1.27
Net income attributable to Tyco common shareholders	$0.28	$0.52	$0.78	$1.90

Weighted-average number of shares outstanding:
Basic	463	463	465	463
Diluted	471	470	473	469

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 29, 2013.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Nine Months Ended
	June 28,		June 29,		June 28,		June 29,
	2013		2012		2013		2012
Net Revenue
NA Installation & Services	$966		$1,005		$2,895		$2,920
ROW Installation & Services	1,112		1,087		3,279		3,213
Global Products	600		563		1,712		1,542
Total Net Revenue	$2,678		$2,655		$7,886		$7,675

Operating Income and Margin
NA Installation & Services	$88	9.1%	$94	9.4%	$275	9.5%	$265	9.1%
ROW Installation & Services	104	9.4%	118	10.9%	323	9.9%	333	10.4%
Global Products	114	19.0%	98	17.4%	188	11.0%	265	17.2%
Corporate and Other	(117)	N/M	(192)	N/M	(239)	N/M	(331)	N/M
Operating Income and Margin	$189	7.1%	$118	4.4%	$547	6.9%	$532	6.9%

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 28,	September 28,
	2013	2012
Assets
Cash and cash equivalents	$455	$844
Accounts receivable, net	1,678	1,696
Inventories	685	634
Prepaid expenses and other current assets	854	884
Deferred income taxes	295	295
Total current assets	3,967	4,353

Property, plant and equipment, net	1,640	1,670
Goodwill	4,322	4,367
Intangible assets, net	716	771
Other assets	1,225	1,204
Total Assets	$11,870	$12,365

Liabilities and Equity
Loans payable and current maturities of long-term debt	$19	$10
Accounts payable	831	897
Accrued and other current liabilities	1,873	1,788
Deferred revenue	417	402
Total current liabilities	3,140	3,097

Long-term debt	1,462	1,481
Deferred revenue	396	424
Other liabilities	2,138	2,341
Total Liabilities	7,136	7,343

Redeemable noncontrolling interest	12	12

Total Tyco shareholders’ equity	4,707	4,994
Nonredeemable noncontrolling interest	15	16
Total Equity	4,722	5,010
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,870	$12,365

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 29, 2013.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Quarters Ended		For the Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$135	$246	$370	$891
Noncontrolling interest in subsidiaries net income	—	(1)	—	(1)
Income from discontinued operations, net of income taxes	(3)	(181)	(5)	(594)
Income from continuing operations	132	64	365	296
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	106	107	318	313
Non-cash compensation expense	16	23	47	65
Deferred income taxes	(7)	(47)	(52)	(60)
Provision for losses on accounts receivable and inventory	16	14	54	38
Loss on divestitures	4	9	10	12
Other non-cash items	53	22	104	85
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(47)	(78)	(44)	(66)
Contracts in progress	—	(38)	(13)	(54)
Inventories	(41)	(16)	(74)	(74)
Prepaid expenses and other current assets	38	(114)	69	(137)
Accounts payable	50	51	(56)	23
Accrued and other liabilities	(28)	181	(220)	(49)
Deferred revenue	(6)	(1)	1	23
Other	(21)	93	(37)	61
Net cash provided by operating activities	265	270	472	476
Net cash provided by discontinued operating activities	3	506	5	1,354
Cash Flows From Investing Activities:
Capital expenditures	(92)	(111)	(284)	(296)
Proceeds from disposal of assets	—	2	4	4
Acquisition of businesses, net of cash acquired	(37)	(12)	(75)	(217)
Acquisition of dealer generated customer accounts and bulk account purchases	(5)	(5)	(17)	(18)
Sales and maturities of investments	64	32	103	115
Purchases of investments	(63)	(27)	(182)	(70)
Other	12	(2)	6	16
Net cash used in investing activities	(121)	(123)	(445)	(466)
Net cash used in discontinued investing activities	—	(327)	—	(893)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	280	344	380	1,224
Repayment of debt	(290)	(345)	(391)	(1,225)
Proceeds from exercise of share options	31	52	125	140
Dividends paid	(74)	(115)	(214)	(346)
Repurchase of common shares by treasury	(100)	(200)	(300)	(500)
Transfer from discontinued operations	65	228	35	422
Other	(18)	(3)	(35)	(22)
Net cash used in financing activities	(106)	(39)	(400)	(307)
Net cash used in discontinued financing activities	(65)	(229)	(35)	(425)
Effect of currency translation on cash	(13)	(20)	(16)	(10)
Effect of currency translation on cash related to discontinued operations	—	(6)	—	(1)
Net (decrease) increase in cash and cash equivalents	(37)	32	(419)	(272)
Less: Net (decrease) increase in cash and cash equivalents related to discontinued operations	(62)	(56)	(30)	35
Cash and cash equivalents at beginning of period	430	834	844	1,229
Cash and cash equivalents at end of period	455	922	455	922

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$265	$270	$472	$476
Capital expenditures, net	(92)	(109)	(280)	(292)
Acquisition of dealer generated customer accounts and bulk account purchases	(5)	(5)	(17)	(18)
Purchase accounting and holdback liabilities	(1)	(1)	(7)	(2)
Free Cash Flow	$167	$155	$168	$164

Reconciliation to “Adjusted Free Cash Flow”:
Free Cash Flow	$167	$155	$168	$164
Cash restructuring and repositioning costs	20	20	64	65
Cash payment / (receipt) from Covidien/TE Connectivity	16	(4)	11	13
Cash acquisition / integration Costs	—	—	—	2
Legal settlements	13	—	26	—
Separation costs, including capital expenditures and taxes	20	5	168	5
Net asbestos (recoveries) / payments	26	—	(24)	—
Environmental remediation payments	11	1	24	3
Adjusted Free Cash Flow	$273	$177	$437	$252

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

		Quarter Ended June 28, 2013
	Net Revenue for	Base Year Adjustments		Adjusted									Net Revenue for
	the Quarter Ended June 29, 2012	Divestitures / Other (3)		2012 Base Revenue	Foreign Currency		Acquisitions		Other (2)		Organic Revenue (1)		the Quarter Ended June 28, 2013

NA Installation and Services	$1,005	$(11)	-1.1%	$994	$(2)	-0.2%	$1	0.1%	$—	0.0%	$(27)	-2.7%	$966	-3.9%
ROW Installation and Services	1,087	—	0.0%	1,087	(13)	-1.2%	20	1.8%	—	0.0%	18	1.7%	1,112	2.3%
Global Products	563	1	0.2%	564	(1)	-0.2%	—	0.0%	11	2.0%	26	4.6%	600	6.6%
Total Net Revenue	$2,655	$(10)	-0.4%	$2,645	$(16)	-0.6%	$21	0.8%	$11	0.4%	$17	0.6%	$2,678	0.9%

(1)   Organic revenue growth percentage based on adjusted 2012 base revenue.

(2)   Amount represents contractual revenue from ADT under the 2012 Separation and Distribution Agreement which is excluded from the organic revenue calculation.

(3)   Amounts include the transfer of a business from NA Installation and Services to Global Products.

		Nine Months Ended June 28, 2013
	Net Revenue for	Base Year Adjustments		Adjusted									Net Revenue for
	the Nine Months Ended June 29, 2012	Divestitures / Other (3)		2012 Base Revenue	Foreign Currency		Acquisitions		Other (2)		Organic Revenue (1)		the Nine Months Ended June 28, 2013

NA Installation and Services	$2,920	$(11)	-0.4%	$2,909	$2	0.1%	$5	0.2%	$—	0.0%	$(21)	-0.7%	$2,895	-0.9%
ROW Installation and Services	3,213	(10)	-0.3%	3,203	(20)	-0.6%	66	2.1%	—	0.0%	30	0.9%	3,279	2.1%
Global Products	1,542	1	0.1%	1,543	1	0.1%	54	3.5%	28	1.8%	86	5.6%	1,712	11.0%
Total Net Revenue	$7,675	$(20)	-0.3%	$7,655	$(17)	-0.2%	$125	1.6%	$28	0.4%	$95	1.2%	$7,886	2.7%

(1)   Organic revenue growth percentage based on adjusted 2012 base revenue.

(2)   Amount represents contractual revenue from ADT under the 2012 Separation and Distribution Agreement which is excluded from the organic revenue calculation.

(3)   Amounts include the transfer of a business from NA Installation and Services to Global Products.

Earnings Per Share Summary

(Unaudited)

	June 28, 2013	June 29, 2012

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.28	$0.14

expense / (benefit)

Restructuring and repositioning activities	0.10	0.03

Separation costs included in SG&A	0.04	—

(Gains) / losses on divestitures, net	—	0.02

Acquisition / integration costs	—	0.01

Change in valuation methodology for asbestos	0.03	0.14

Environmental remediation	—	0.01

Legacy legal items	0.04	0.04

Separation costs	0.01	0.01

Tax items	—	0.07

Total Before Special Items	$0.50	$0.47

Anticipated dis-synergies in NA I&S segment		(0.01)	Represents forecast amounts for fiscal 2013

Corporate expense from $64M to expected $56M		0.01

Net interest expense from $54M to expected $25M		0.05

Effective tax rate from 9.1% to expected 19.5%		(0.05)

Q3 FY12 “Normalized” EPS		$0.47

Tyco International Ltd.

For the Quarter Ended June 28, 2013

(in millions, except per share data)

(Unaudited)

expense / (benefit)

Segments

	NA		ROW
	Installation		Installation		Global		Segment		Corporate		Total
	& Service		& Service		Products		Revenue		and Other		Revenue

Revenue (GAAP)	$966		$1,112		$600		$2,678		—		$2,678

																	Income	Diluted
																	from	EPS from
																	Continuing	Continuing
	Operating Income															Equity in	Operations	Operations
	NA		ROW				Segment				Total		Interest	Other	Income	earnings of	Attributable	Attributable
	Installation		Installation		Global		Operating		Corporate		Operating		(Expense),	(Expense),	Tax	unconsolidated	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	net	net	(Expense)	subsidiaries	Shareholders	Shareholders

Operating Income (GAAP)	$88	9.1%	$104	9.4%	$114	19.0%	$306	11.4%	$(117)	N/M	$189	7.1%	$(20)	$(1)	$(30)	$(6)	$132	$0.28

Restructuring and repositioning activities	16		34		5		55		3		58				(11)		47	0.10

Separation costs included in SG&A	12						12		6		18				(3)		15	0.04

(Gains) / losses on divestitures, net	1						1		3		4				(2)		2	––

Acquisition / integration costs			1				1				1						1	––

Asbestos									12		12				(1)		11	0.03

Legacy legal items									27		27				(9)		18	0.04

Separation costs									4		4						4	0.01

Tax items															2		2	––

2012 Tax Sharing Agreement														1			1	––

Total Before Special Items	$117	12.1%	$139	12.5%	$119	19.8%	$375	14.0%	$(62)	N/M	$313	11.7%	$(20)	––	$(54)	$(6)	$233	$0.50

													Diluted Shares Outstanding					471
													Diluted Shares Outstanding - Before Special Items					471

Tyco International Ltd.

For the Quarter Ended June 29, 2012

(in millions, except per share data)

(Unaudited)

expense / (benefit)

Segments

	NA Installation		ROW Installation		Global		Segment		Corporate		Total
	& Service		& Service		Products		Revenue		and Other		Revenue

Revenue (GAAP)	$1,005		$1,087		$563		$2,655				$2,655

																		Income	Diluted
																Equity		from	EPS from
																loss in		Continuing	Continuing
	Operating Income															earnings		Operations	Operations
	NA		ROW				Segment				Total		Interest	Other	Income	of	Noncontrolling	Attributable	Attributable
	Installation		Installation		Global		Operating		Corporate		Operating		(Expense),	(Expense),	Tax	unconsolidated	Interest	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	net	net	(Expense)	subsidiary	(Expense)	Shareholders	Shareholders

Operating Income (GAAP)	$94	9.4%	$118	10.9%	$98	17.4%	$310	11.7%	$(192)	N/M	$118	4.4%	$(54)	$1	$6	$(7)	$1	$65	$0.14

Restructuring, net			12		1		13		4		17				(4)			13	0.03

Separation costs included in SG&A									1		1				(1)			—	—

(Gains) / losses on divestitures, net									9		9							9	0.02

Acquisition / integration costs			3		1		4				4				(1)			3	0.01

Change in valuation methodology for asbestos									108		108				(41)			67	0.14

Environmental remediation					13		13				13				(5)			8	0.01

Legacy legal items	29						29				29				(12)			17	0.04

Tax items															35			35	0.07

Separation costs									6		6							6	0.01

Total Before Special Items	$123	12.2%	$133	12.2%	$113	20.1%	$369	13.9%	$(64)	N/M	$305	11.5%	$(54)	$1	$(23)	$(7)	$1	$223	$0.47

Anticipated dis-synergies in NA I&S segment	(9)						(9)

Q3FY12 Normalized	$114	11.3%	$133	12.2%	$113	20.1%	$360	13.6%

														Diluted Shares Outstanding					470
														Diluted Shares Outstanding - Before Special Items					470

Note: This period has been recast to present environmental remediation charges as a special item.